UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2007
CKX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	650 Madison Avenue	10022
	New York, New York	(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On August 24, 2007, CKX, Inc. (“CKX” or the “Company”), announced that FX Real Estate and Entertainment Inc. (formerly FX Luxury Real Estate, Inc.), its 25%-owned subsidiary, had filed a registration statement with the Securities and Exchange Commission (the “SEC”) to register the shares of FX Real Estate and Entertainment common stock that will be distributed to CKX’s stockholders. The plan to distribute the shares was previously announced on June 1, 2007 in connection with CKX’s investment in FX Real Estate and Entertainment’s business and its acceptance of an offer to be acquired by 19X, Inc. for $13.75 per share. CKX stockholders will receive one share of FX Real Estate and Entertainment common stock for every ten shares of CKX common stock owned on the record date for the distribution, which is expected to be ten days after the registration statement is declared effective by the SEC. The distribution of shares of FX Real Estate and Entertainment to CKX stockholders is expected to occur approximately 20 days after the registration statement is declared effective by the SEC. The shares being distributed will represent 25% of the outstanding shares of common stock of FX Real Estate and Entertainment. The distribution is not contingent upon the closing of the proposed merger transaction that will result in the sale of CKX. For more information about both the distribution and the proposed sale of CKX, please see the Company’s Current Reports on Form 8-K, dated June 1, 2007 and July 9, 2007, as amended by the Form 8-K/A filed with the SEC on August 16, 2007, and the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2007.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 24, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.

	BY:	/s/ Jason K. Horowitz
Name: Jason K. Horowitz
Title: Senior Vice President

DATE: August 30, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated August 24, 2007.